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                                                                    Exhibit 10.3



                               AMENDMENT NUMBER 1
                      TO THE MASTER DISTRIBUTION AGREEMENT

This Amendment Number 1 is made this 10 day of June 2002, by and between Aspect Medical Systems Inc. 141 Needham Street, Newton MA 02464, USA, fax +1 617 559 7400,("Aspect") and Datex-Ohmeda Division, Instrumentarium Corp. Kuortaneenkatu 2, FIN 00510 Helsinki, Finland, fax +358 10 394 3327, ("D-O").

                                   BACKGROUND
Aspect and D-O are parties to the Master Distribution Agreement dated September 1, 2001 (the "Agreement").

The parties now wish to amend make certain amendments to the Agreement; change the number of the members of the Steering Committee, change the number of meetings of the Steering Committee and change the persons originally nominated by the parties as the Alliance Managers.

                                    AGREEMENT
1. All capitalized terms used but not defined herein but which are defined in the Agreement shall have the meanings provided in the Agreement. Provisions of the Agreement, as amended hereinafter, are incorporated herein by reference unless explicitly excluded.

2. Steering Committee. Members
The amount of members in the Steering Committee set forth in the Clause 4.1.1. of the Agreement is hereby amended the way that each party shall appoint three
(3) representatives in the Steering Committee. The parties have also agreed that a minimum of four (4) Steering Committee members must agree upon any decision to be made by the Steering Committee.

3. Replacing and adding members of the Steering Committee representing D-O
The members representing D-O at the Steering Committee are the following: Antti Ritvos, Chris Clough and Hannu Syrjala. (Sami Ervio will be replaced, and new members shall be Chris Clough and Hannu Syrjala.)

4. Replacing and adding members of the Steering Committee representing Aspect The members representing Aspect at the Steering Committee are the following:
Boudewijn Bollen, Bill Floyd and Marc Davidson.

5. Number of Steering Committee's meetings
The amount of the meetings of the Steering Committee set forth in the Clause
4.1.2 of the Agreement is hereby amended the way that at least one (1) meeting must take place during calendar year.

6.Replacing the current Alliance ManagersBoudewijn Bollen shall act as Alliance Manager for Aspect and Rob Wesselingh shall act as Alliance Manager for D-O.

All other provisions of the Agreement remain unchanged and in full force and effect. This Amendment is effective from and including the date first written above.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives on the day and year first written above.

DATEX-OHMEDA DIVISION,                     ASPECT MEDICAL SYSTEMS INC.
INSTRUMENTARIUM CORP.

/s/ Arto Kontturi                          /s/ J. Breckenridge Eagle
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Name: ARTO KONTTURI                        Name: J. B. EAGLE
Title: COO                                 Title: CHAIRMAN

/s/ Seppo Oksanen
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Name: SEPPO OKSANEN
Title: EXECUTIVE DIRECTOR